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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 1998 Nonstatutory Stock Option Plan, of our report dated January 15, 1999 relating to the financial statements, which appear in the 1998 Annual Report to Shareholders of Advent Software, Inc., which is incorporated by reference in Advent Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 15, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP


San Francisco, California
May 28, 1999